SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2007

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

(Exact name of registrant as specified in its charter)

DE	333-132948	20-2791397
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mill Plain Rd.

Danbury, CT 06811

(Address of principal executive offices, including zip code)

(203) 791-0044

(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2007, we retained JARS FAMILY GROUP,LLC (“Advisor”) to serve on the Company’s Advisory Board and to act as an advisor to the Company. The parties hereto agree that the services to be provided hereunder by Advisor will be rendered primarily by

John Kolaj. Service on the Advisory Board shall commence immediately upon formation of the advisory board.

JARS FAMILY GROUP.LLC will advise the Company with respect to our operations, financial condition, business plan and strategy;

As compensation for entering into the Agreement, the Company will issue common Stock purchase warrants exercisable to purchase one million five hundred thousand (1,500,000) shares of common stock of the Company at $.40 per share.  The warrants will be exercisable for seven years from the date of issuance. The warrant is exercisable for seven years from the date of issuance.

On December 7, 2007, we retained C.C.R.I  Corporation, a Colorado corporation (“Consultant”) to perform and provide investor relations and development services for the Company until December 7, 2009. Consultant will perform the Services with the assistance and full participation of Mr. Malcolm McGuire and his associates.

As compensation for entering into the Agreement, the Company will issue common Stock purchase warrants exercisable to purchase two hundred thousand (200,000) shares of common stock of the Company at $.40 per share.  The warrants will be exercisable for seven years from the date of issuance.

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES:

The Warrants issued to JARS FAMILY GROUP.LLC and C.C.R.I. CORPORATION were not registered under the Securities Act of 1933, as amended (the "Securities Act") at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company's belief that the offer and sale of the warrants did not involve a public offering as each person/company was "accredited" and no general solicitation has been involved.

The disclosures set forth under Item 1.01 of this Current Report are incorporated by reference under this Item 3.02.

ITEM 8.01     OTHER EVENTS

On December 7, 2007 we formed an Advisory Board for the purpose of advising management regarding various aspects of the Company’s business. The Board of Directors will appoint members.

Two members have been appointed to the Advisory Board

1)

N. Scott Fine of Scarsdale Securities, who had previously entered into an agreement with the Company to provide advisory services.

2)

John Kolaj of JARS FAMILY GROUP.LLC, who has entered into an agreement to serve on the Advisory Board.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

10.01

Advisory Agreement JARS FAMILY GROUP.LLC.

10.02

Warrant to Purchase Common Stock issued to JARS FAMILY GROUP,LLC

10.03

Consulting Agreement C.C.R.I CORPORATION

10.04

Warrant to Purchase Common Stock issued to C.C.R.I CORPORATION

10.05

Resolution authorizing formation of Advisory Board

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 10, 2007

Famous Uncle Al’s Hot Dogs & Grille, Inc.

By: /s/ Paul Esposito

Chief Executive Officer